As filed with the Securities and Exchange Commission on February 18, 2000


                                                 Registration No. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933



                            UTILICORP UNITED INC.
            (Exact name of Registrant as specified in its charter)

                        DELAWARE                  44-0541877
              (State or other jurisdiction      (I.R.S. Employer
           of incorporation or organization)    Identification No.)


                              20 West Ninth Street
                       Kansas City, Missouri 64105-1711
            (Address of Registrant's principal executive offices)

                              UTILICORP UNITED INC.
                        1986 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                              RICHARD C. GREEN, JR.
                              UTILICORP UNITED INC.
                              20 WEST NINTH STREET
                        KANSAS CITY, MISSOURI 64105-1711
                                 (816) 421-6600
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               With a copy to:
                             DENNIS P. WILBERT, ESQ.
                       BLACKWELL SANDERS PEPER MARTIN LLP
                          2300 MAIN STREET, SUITE 1000
                           KANSAS CITY, MISSOURI 64108
                                 (816) 983-8000


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
                                                   Proposed     Proposed
   Title of securities to be      Amount to be     maximum       maximum      Amount of
           registered              registered      offering     aggregate    registration
                                                  price per     offering         fee
                                                  share (1)     price (1)
-------------------------------------------------------------------------------------------

Common Stock, par value $1.00       1,500,000       $17.75    $26,625,000.00  $7,029.00
per share
-------------------------------------------------------------------------------------------

[FN]
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The maximum offering price per share is based on the average of the high and low prices of the Registrant's Common Stock as listed on the New York Stock Exchange on February 16, 2000.

                                EXPLANATORY NOTE


The purpose of this Registration Statement is to register 1,500,000 additional shares of Common Stock, par value $1.00 per share, of UtiliCorp United Inc. (the "Company"), issuable pursuant to the Company's 1986 Employee Stock Purchase Plan. In accordance with General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (No. 33-52094) are incorporated herein by reference.

ITEM 8:     EXHIBITS
-------     --------

5           Opinion of Blackwell Sanders Peper Martin LLP, counsel to the
            Company.

23.1        Consent of Blackwell Sanders Peper Martin LLP (included in
            Exhibit 5).

23.2 Consent of Arthur Andersen LLP, Kansas City, Missouri, independent public accountants.

24          Power of Attorney.




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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on February 18, 2000.

                                       UTILICORP UNITED INC.



                                       By:/s/ Dale J. Wolf
                                          Dale J. Wolf
                                          Vice President-Finance, Treasurer
                                          and  Corporate Secretary



      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

               SIGNATURE                                  TITLE
               ---------                                  -----

Richard C. Green, Jr.*                   Chairman   of  the   Board   and  Chief
                                         Executive Officer (Principal  Executive
                                         Officer)


Peter Lowe*                              Chief   Financial   Officer  and  Chief
                                         Accounting      Officer      (Principal
                                         Financial    Officer   and    Principal
                                         Accounting Officer)

Richard C. Green, Jr.*        )
John R. Baker*                )
Avis G. Tucker*               )
Robert F. Jackson, Jr.*       )          A majority of the Board of Directors
L. Patton Kline*              )
Stanley O. Ikenberry*         )
Ronald T. LeMay*              )



*By: /s/ Dale J. Wolf
         Dale J. Wolf
      As attorney-in-fact for the above-named officers and directors pursuant to powers of attorney duly executed by such persons



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